Exhibit 99.1

808 Wilshire Boulevard, 2nd Floor	T: 310.255.7700
Santa Monica, California 90401	F: 310.255.7702

FOR IMMEDIATE RELEASE

Mary Jensen, Vice President – Investor Relations
310.255.7751 or mjensen@douglasemmett.com

DOUGLAS EMMETT, INC. ANNOUNCES
FOURTH QUARTER 2006 EARNINGS RESULTS

SANTA MONICA, CALIFORNIA – February 28, 2007 – Douglas Emmett, Inc. (NYSE:DEI) (the “Company”), a Los Angeles-based real estate investment trust, today announced the financial results for the fourth quarter of 2006. For the period prior to the completion of the Company’s initial public offering (“IPO”) on October 30, 2006, the financial results include operations for the entities that constituted the predecessor of Douglas Emmett, Inc. The Company’s accounting predecessor did not include certain entities (which were also acquired by the Company in connection with the IPO) that provided management, leasing and construction services and that owned four office properties, three multifamily properties and the fee interest in one parcel of land.

As of December 31, 2006, the Company’s office portfolio was 94.3% leased compared to 93.7% leased at September 30, 2006. During the fourth quarter, approximately 370,000 square feet of space was leased and 110 new and renewal leases were signed, which resulted in an overall positive net absorption of over 62,000 square feet. The Company’s multifamily portfolio was 99.2% leased at December 31, 2006.

The Company’s IPO consisted of 75.9 million shares which were priced on October 24, 2006 at $21 per share and began trading the following day at an opening price of $23.75. As of December 31, 2006 total debt was approximately $2.76 billion, representing approximately 38.6% of our total market capitalization.

Fourth Quarter Results

For the period from October 31, 2006, to December 31, 2006, the Company reported a net loss of $20.6 million which included several one-time related charges including approximately $27.7 million of non-cash compensation costs at the time of the IPO. For the period from October 1, 2006 to October 30, 2006, the Company’s accounting predecessor reported a net loss of $8.5 million. The historical financial results of the Company’s accounting predecessor, as noted above, do not include the financial performance of those entities that have been consolidated under the ownership of the Company as a result of the IPO. In addition, the predecessor results exclude the impact of purchase accounting adjustments resulting from the Company’s formation after the completion of our IPO. For these and other reasons, the predecessor historical operating results are not directly comparable to the Company’s operating results after the IPO.

Dividends

During the quarter, the Company’s Board of Directors declared a regular quarterly cash dividend at the rate of $0.175 per common share. Shareholders of record as of December 29, 2006 received a prorated amount of $0.12 per common share, which reflects the period beginning October 30, 2006 (the completion date of the Company’s initial public offering) and ending December 31, 2006. The dividend was paid on January 17, 2007.

Conference Call and Web Cast Information

The Company will host a conference call to discuss 2006 fourth quarter and year-end results on Thursday, March 1, 2007 at 2:00 p.m. EST. Jordan Kaplan, president and chief executive officer and William Kamer, chief financial officer, will host the call. Interested parties can listen to the call via the internet at www.douglasemmett.com or by dialing into the call at 800-257-7063 (Domestic) or 303-262-2131 (International). A replay is available online for 90 days and digitally for 7 days following the live call. To access the replay, dial 800-405-2236 (domestic) or 303-590-3000 (international) using passcode 11082476.

Supplemental Information

Supplemental financial information for the Company’s fourth quarter and year-end 2006 financial results can be accessed on the Company’s Web site under the investors section at www.douglasemmett.com.

Upcoming Management Presentations

Jordan Kaplan, president and chief executive officer and William Kamer, chief financial officer will be participating in a roundtable discussion at the Citigroup 2007 Global Property CEO Conference on Monday, March 5, 2007 at 3:15 pm EST. The discussion will be digitally recorded, and can be accessed by dialing (913) 312-1277 and using the passcode “douglas”. An archive of the discussion will be available through April 5, 2007 at (719) 457-0820 or (888) 203-1112, passcode 4350558. For additional information, please contact the Company’s Investor Relations department at (310) 255-7700.

About Douglas Emmett, Inc.

Douglas Emmett, Inc. (NYSE: DEI) is a fully integrated, self-administered and self-managed real estate investment trust (REIT), and one of the largest owners and operators of high-quality office and multifamily properties located in targeted submarkets in California and Hawaii. The Company’s property portfolio currently consists of 46 office properties with approximately 11.6 million rentable square feet, nine multifamily properties with a total of 2,868 units, and interests in three land parcels. For more information on Douglas Emmett, please visit the Company’s Web site at www.douglasemmett.com.

Safe Harbor Statement

Except for the historical facts, the statements in this press release regarding Douglas Emmett’s business activities are forward-looking statements based on the beliefs of, assumptions made by, and information currently available to, us about known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on past forward-looking statements to anticipate future results or trends. For a discussion of some of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its Registration Statement on Form S-11.

—tables follow—

Douglas Emmett, Inc.
Consolidated Balance Sheet
December 31, 2006

(unaudited and in thousands)

Assets
Investment in real estate:
Land	$813,599
Building and improvements	5,036,652
Tenant improvements and leasing costs	238,365
6,088,616
Less: accumulated depreciation	(32,521)
Net investment in real estate	6,056,095

Cash and cash equivalents	4,536
Tenant receivables	4,160
Deferred rent receivables	3,588
Interest rate contracts	70,637
Acquired above-market lease intangibles, net of amortization	34,137
Other assets	20,687
Total assets	$6,193,840

Liabilities
Secured notes payable	$2,750,000
Secured revolving credit facility	10,000
Unamortized debt premium	29,702
Accrued interest payable	12,701
Acquired below-market lease intangibles, net of amortization	263,649
Accounts payable and accrued expenses	39,035
Security deposits	28,670
Dividends payable	13,801
Total liabilities	3,147,558

Minority interest	1,038,375

Stockholders’ Equity
Common stock	1,150
Additional paid-in capital	2,040,734
Other comprehensive income	415
Accumulated deficit	(34,392)
Total stockholders’ equity	2,007,907

Total liabilities and stockholders’ equity	$6,193,840

Douglas Emmett, Inc.
Consolidated Statements of Income
For the three months ended December 31, 2006
(unaudited and in thousands, except per share data)

	Douglas Emmett, Inc.		The Predecessor(1)
	October 31, 2006 -		October 1, 2006 -
	December 31, 2006		October 30, 2006
Revenues:
Office rental:
Rental revenues	$62,384		$25,253
Tenant recoveries	5,436		1,939
Parking and other income	7,886		4,041
Total office revenue	75,706		31,233

Multifamily rental:
Rental revenues	10,954		4,215
Parking and other income	335		179
Total multifamily revenue	11,289		4,394

Total revenue	86,995		35,627

Operating Expenses:
Office rental	24,515		8,902
Multifamily rental	3,175		1,582
General and administrative expenses	30,201		4,312
Depreciation and amortization	32,521		10,236
Total operating expenses	90,412		25,032

Operating (Loss) Income	(3,417)		10,595

Gain on investments in interest contracts, net	—		803
Interest and other income	87		541
Interest expense	(26,213)		(9,375)
Deficit distributions to minority partners, net	—		(5,336)

Loss before minority interests	(29,543)		(2,772)

Minority Interests:
Minority interests	8,952		(1,577)
Preferred minority investor	—		(4,128)

Net loss	$(20,591	)(2)	$(8,477)

Net loss per common share – basic and diluted	$(0.18)

Weighted average shares of common stock outstanding – basic and diluted	115,006

(1)                       Represents the consolidated operating results for the Predecessor of Douglas Emmett, Inc.

(2)                       Includes one time IPO related non-cash compensation costs totaling approximately $27.7 million.